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                              ARTICLES OF AMENDMENT
                                     OF THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         NATIONAL CITY BANCSHARES, INC.


          In compliance with the requirements of the Indiana Business Corporation Law, as amended (the "IBCL"), National City Bancshares, Inc., an Indiana corporation (the "Corporation"), desiring to amend its Restated Articles of Incorporation, hereby certifies as follows:

                                    ARTICLE I
                                AMENDMENT TO THE
                       RESTATED ARTICLES OF INCORPORATION

          SECTION 1. The name of the Corporation prior to the amendment effected hereby is National City Bancshares, Inc.

          SECTION 2. Article I of the Restated Articles of Incorporation of the Corporation is hereby amended so that, as amended, such Article I shall read in its entirety as follows:

          "ARTICLE I Name The name of the Corporation is Integra Bank Corporation."

          SECTION 3. The effective date of the amendment hereby effected shall be the date of filing of these Articles of Amendment with the office of the Secretary of State of the State of Indiana.

                                   ARTICLE II
                           MANNER OF ADOPTION AND VOTE

          SECTION 1. The amendment was approved by the Board of Directors of the Corporation on December 15, 1999, by resolution duly adopted. The Common Stock of the Corporation is the only class of capital stock outstanding and entitled to vote on the amendment. At the annual meeting of shareholders of the Corporation held on May 17, 2000, there were 17,454,498 shares of Common Stock outstanding and entitled to vote and 12,387,160 shares were represented at the meeting. Accordingly, a quorum was present. Of the shares of Common Stock represented at the meeting, 11,499,203 shares were voted for the amendment, which vote was sufficient for approval of the amendment.

          SECTION 2. The manner of the adoption of the foregoing amendment constitutes full legal compliance with the provisions of the IBCL and the Corporation's Restated Articles of Incorporation and By-Laws.



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          IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment to be signed on its behalf by the undersigned duly authorized officer on May 17, 2000.

                                            NATIONAL CITY BANCSHARES, INC.


                                            By  /s/ James E. Adams
                                                --------------------------------
                                                Name:  James E. Adams
                                                Title: Executive Vice President,
                                                       Chief Financial Officer
                                                       and Secretary








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